Exhibit 99.1
PCB Bancorp Reports Earnings for Q3 2024
Los Angeles, California - October 24, 2024 - PCB Bancorp (the “Company”) (NASDAQ: PCB), the holding company of PCB Bank (the “Bank”), today reported net income available to common shareholders of $7.5 million, or $0.52 per diluted common share, for the third quarter of 2024, compared with $6.1 million, or $0.43 per diluted common share, for the previous quarter and $7.0 million, or $0.49 per diluted common share, for the year-ago quarter.
Q3 2024 Highlights
•Net income available to common shareholders totaled $7.5 million, or $0.52 per diluted common share;
•Recorded a provision for credit losses of $50 thousand for the current quarter compared with $259 thousand for the previous quarter and $751 thousand for the year-ago quarter;
•Allowance for Credit Losses (“ACL”) on loans to loans held-for-investment ratio was 1.17% at September 30, 2024 compared with 1.17% at June 30, 2024, 1.19% at December 31, 2023 and 1.18% at September 30, 2023;
•Net interest income was $22.7 million for the current quarter compared with $21.7 million for the previous quarter and $22.4 million for the year-ago quarter. Net interest margin was 3.25% for the current quarter compared with 3.16% for the previous quarter and 3.57% for the year-ago quarter;
•Gain on sale of loans was $750 thousand for the current quarter compared with $763 thousand for the previous quarter and $689 thousand for the year-ago quarter;
•Total assets were $2.89 billion at September 30, 2024, an increase of $36.9 million, or 1.3%, from $2.85 billion at June 30, 2024, an increase of $100.3 million, or 3.6%, from $2.79 billion at December 31, 2023 and an increase of $321.9 million, or 12.5%, from $2.57 billion at September 30, 2023;
•Loans held-for-investment were $2.47 billion at September 30, 2024, an increase of $17.1 million, or 0.7%, from $2.45 billion at June 30, 2024, an increase of $142.7 million, or 6.1% from $2.32 billion at December 31, 2023, and an increase of $298.6 million, or 13.8%, from $2.17 billion at September 30, 2023; and
•Total deposits were $2.46 billion at September 30, 2024, an increase of $53.4 million, or 2.2%, from $2.41 billion at June 30, 2024, an increase of $108.1 million, or 4.6%, from $2.35 billion at December 31, 2023, and an increase of $267.6 million, or 12.2%, from $2.19 billion at September 30, 2023.
“PCB’s third quarter was another solid quarter for us, highlighted by a 21.6% increase in net income available to common shareholders to $7.5 million that was benefited from our solid year-over-year loan growth combined with our expanded net interest margin,” said Henry Kim, President and Chief Executive Officer. “Additionally, we continue to maintain strong credit metrics, solid ACL, and robust capital ratios.”
“During the third quarter, our loan balance increased 0.8% to $2.5 billion, deposits increased 2.2% to $2.5 billion, and we maintained our ACL to loan ratio at 1.17%, while reducing our non-performing assets and classified assets to total assets ratios to 0.24% and 0.32%, respectively.”
Mr. Kim added, “As we look ahead to the fourth quarter and next year, our strategic expansion of our footprint and branch network optimizations will provide us with continued strong balance sheet growth with solid financial results.”

Financial Highlights (Unaudited)

($ in thousands, except per share data)	Three Months Ended					Nine Months Ended
	9/30/2024	6/30/2024	% Change	9/30/2023	% Change	9/30/2024	9/30/2023	% Change
Net income	$7,814	$6,281	24.4%	$7,023	11.3%	$18,780	$24,797	(24.3)%
Net income available to common shareholders	$7,468	$6,139	21.6%	$7,023	6.3%	$18,292	$24,797	(26.2)%
Diluted earnings per common share	$0.52	$0.43	20.9%	$0.49	6.1%	$1.27	$1.71	(25.7)%

Net interest income	$22,719	$21,735	4.5%	$22,449	1.2%	$65,453	$66,580	(1.7)%
Provision (reversal) for credit losses	50	259	(80.7)%	751	(93.3)%	1,399	(1,830)	NM
Noninterest income	2,620	2,485	5.4%	2,502	4.7%	8,050	8,180	(1.6)%
Noninterest expense	14,602	15,175	(3.8)%	14,207	2.8%	46,129	41,588	10.9%

Return on average assets (1)	1.08%	0.89%		1.09%		0.88%	1.32%
Return on average shareholders’ equity (1)	8.70%	7.19%		8.12%		7.11%	9.77%
Return on average tangible common equity (“TCE”) (1),(2)	10.31%	8.75%		10.17%		8.61%	12.27%
Net interest margin (1)	3.25%	3.16%		3.57%		3.17%	3.63%
Efficiency ratio (3)	57.63%	62.65%		56.94%		62.76%	55.63%

($ in thousands, except per share data)	9/30/2024	6/30/2024	% Change	12/31/2023	% Change	9/30/2023	% Change
Total assets	$2,889,833	$2,852,964	1.3%	$2,789,506	3.6%	$2,567,974	12.5%
Net loans held-for-investment	2,437,244	2,420,327	0.7%	2,295,919	6.2%	2,142,006	13.8%
Total deposits	2,459,682	2,406,254	2.2%	2,351,612	4.6%	2,192,129	12.2%
Book value per common share (4)	$25.39	$24.80		$24.46		$23.87
TCE per common share (2)	$20.55	$19.95		$19.62		$19.05
Tier 1 leverage ratio (consolidated)	12.79%	12.66%		13.43%		13.76%
Total shareholders’ equity to total assets	12.54%	12.39%		12.51%		13.31%
TCE to total assets (2), (5)	10.14%	9.97%		10.03%		10.62%

(1)Ratios are presented on an annualized basis.
(2)Non-GAAP. See “Non-GAAP Measures” for reconciliation of this measure to its most comparable GAAP measure.
(3)Calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
(4)Calculated by dividing total shareholders’ equity by the number of outstanding common shares.
(5)The Company did not have any intangible asset component for the presented periods.

Result of Operations (Unaudited)
Net Interest Income and Net Interest Margin
The following table presents the components of net interest income for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2024	6/30/2024	% Change	9/30/2023	% Change	9/30/2024	9/30/2023	% Change
Interest income/expense on
Loans	$42,115	$40,626	3.7%	$34,651	21.5%	$121,992	$98,840	23.4%
Investment securities	1,384	1,310	5.6%	1,170	18.3%	3,940	3,408	15.6%
Other interest-earning assets	2,499	3,009	(16.9)%	3,031	(17.6)%	8,566	7,978	7.4%
Total interest-earning assets	45,998	44,945	2.3%	38,852	18.4%	134,498	110,226	22.0%
Interest-bearing deposits	23,057	22,536	2.3%	16,403	40.6%	67,560	43,437	55.5%
Borrowings	222	674	(67.1)%	—	NM	1,485	209	610.5%
Total interest-bearing liabilities	23,279	23,210	0.3%	16,403	41.9%	69,045	43,646	58.2%
Net interest income	$22,719	$21,735	4.5%	$22,449	1.2%	$65,453	$66,580	(1.7)%
Average balance of
Loans	$2,456,015	$2,414,824	1.7%	$2,137,184	14.9%	$2,413,777	$2,102,600	14.8%
Investment securities	147,528	141,816	4.0%	138,993	6.1%	143,283	141,057	1.6%
Other interest-earning assets	175,711	213,428	(17.7)%	219,115	(19.8)%	201,951	206,720	(2.3)%
Total interest-earning assets	$2,779,254	$2,770,068	0.3%	$2,495,292	11.4%	$2,759,011	$2,450,377	12.6%
Interest-bearing deposits	$1,893,006	$1,863,623	1.6%	$1,561,582	21.2%	$1,861,395	$1,500,523	24.0%
Borrowings	15,848	48,462	(67.3)%	—	NM	35,427	5,212	579.7%
Total interest-bearing liabilities	$1,908,854	$1,912,085	(0.2)%	$1,561,582	22.2%	$1,896,822	$1,505,735	26.0%
Total funding (1)	$2,443,615	$2,447,593	(0.2)%	$2,188,320	11.7%	$2,434,504	$2,152,993	13.1%
Annualized average yield/cost of
Loans	6.82%	6.77%		6.43%		6.75%	6.29%
Investment securities	3.73%	3.72%		3.34%		3.67%	3.23%
Other interest-earning assets	5.66%	5.67%		5.49%		5.67%	5.16%
Total interest-earning assets	6.58%	6.53%		6.18%		6.51%	6.01%
Interest-bearing deposits	4.85%	4.86%		4.17%		4.85%	3.87%
Borrowings	5.57%	5.59%		—%		5.60%	5.36%
Total interest-bearing liabilities	4.85%	4.88%		4.17%		4.86%	3.88%
Net interest margin	3.25%	3.16%		3.57%		3.17%	3.63%
Cost of total funding (1)	3.79%	3.81%		2.97%		3.79%	2.71%
Supplementary information
Net accretion of discount on loans	$773	$791	(2.3)%	$775	(0.3)%	$2,137	$2,197	(2.7)%
Net amortization of deferred loan fees	$246	$339	(27.4)%	$226	8.8%	$919	$648	41.8%

(1)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.

Loans. The increase in average yield for the current quarter was primarily due to a higher average loan rate throughout the current quarter, partially offset by a decrease in net amortization of deferred loan fees. The increase for the current year-to-date period was primarily due to increases in overall interest rates on loans and net amortization of deferred loan fees.
The following table presents a composition of total loans by interest rate type accompanied with the weighted-average contractual rates as of the dates indicated:

	9/30/2024		6/30/2024		12/31/2023		9/30/2023
	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate	% to Total Loans	Weighted-Average Contractual Rate
Fixed rate loans	18.3%	5.06%	18.8%	5.04%	21.2%	4.86%	22.4%	4.75%
Hybrid rate loans	37.6%	5.14%	37.2%	5.04%	39.0%	4.93%	38.8%	4.71%
Variable rate loans	44.1%	8.10%	44.0%	8.45%	39.8%	8.51%	38.8%	8.52%

On September 18, 2024, the Federal Open Market Committee decreased the Fed Funds rate by 50 bps and this change resulted in an overall decrease in weighted-average contractual rates on variable rate loans in September 2024.
Investment Securities. The increases in average yield for the current quarter and year-to-date periods were primarily due to higher yield on newly purchased investment securities.
Other Interest-Earning Assets. The increases in average yield for the current quarter and year-to-date period compared with the same periods of 2023 were primarily due to increases in interest rate on cash held at the Federal Reserve Bank and dividends received on Federal Home Loan Bank stock.
Interest-Bearing Deposits. The increases in average cost for the current quarter and year-to-date period compared with the same periods of 2023 were primarily due to an increase in market rates.
Provision (Reversal) for Credit Losses
The following table presents a composition of provision (reversal) for credit losses for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2024	6/30/2024	% Change	9/30/2023	% Change	9/30/2024	9/30/2023	% Change
Provision (reversal) for credit losses on loans	$193	$329	(41.3)%	$822	(76.5)%	$1,444	$(1,438)	NM
Provision (reversal) for credit losses on off-balance sheet credit exposure	(143)	(70)	104.3%	(71)	101.4%	(45)	(392)	(88.5)%
Total provision (reversal) for credit losses	$50	$259	(80.7)%	$751	(93.3)%	$1,399	$(1,830)	NM

The provision for credit losses on loans for the current quarter was primarily due to an increase in loans held-for-investment.

Noninterest Income
The following table presents the components of noninterest income for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2024	6/30/2024	% Change	9/30/2023	% Change	9/30/2024	9/30/2023	% Change
Gain on sale of loans	$750	$763	(1.7)%	$689	8.9%	$2,591	$2,767	(6.4)%
Service charges and fees on deposits	399	364	9.6%	371	7.5%	1,141	1,084	5.3%
Loan servicing income	786	799	(1.6)%	851	(7.6)%	2,504	2,579	(2.9)%
Bank-owned life insurance income	239	236	1.3%	187	27.8%	703	551	27.6%
Other income	446	323	38.1%	404	10.4%	1,111	1,199	(7.3)%
Total noninterest income	$2,620	$2,485	5.4%	$2,502	4.7%	$8,050	$8,180	(1.6)%

Gain on Sale of Loans. The following table presents information on gain on sale of loans for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2024	6/30/2024	% Change	9/30/2023	% Change	9/30/2024	9/30/2023	% Change
Gain on sale of SBA loans
Sold loan balance	$13,506	$13,619	(0.8)%	$17,697	(23.7)%	$46,539	$61,592	(24.4)%
Premium received	1,185	1,056	12.2%	1,112	6.6%	3,837	4,362	(12.0)%
Gain recognized	750	763	(1.7)%	689	8.9%	2,591	2,767	(6.4)%
Gain on sale of residential mortgage loans
Sold loan balance	$676	$—	NM	$—	NM	$676	$—	NM
Gain recognized	—	—	—%	—	—%	—	—	—%

Loan Servicing Income. The following table presents information on loan servicing income for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2024	6/30/2024	% Change	9/30/2023	% Change	9/30/2024	9/30/2023	% Change
Loan servicing income
Servicing income received	$1,264	$1,318	(4.1)%	$1,321	(4.3)%	$3,875	$3,922	(1.2)%
Servicing assets amortization	(478)	(519)	(7.9)%	(470)	1.7%	(1,371)	(1,343)	2.1%
Loan servicing income	$786	$799	(1.6)%	$851	(7.6)%	$2,504	$2,579	(2.9)%
Underlying loans at end of period	$527,062	$527,458	(0.1)%	$536,424	(1.7)%	$527,062	$536,424	(1.7)%

The Company services SBA loans and certain residential property loans sold to the secondary market.

Noninterest Expense
The following table presents the components of noninterest expense for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2024	6/30/2024	% Change	9/30/2023	% Change	9/30/2024	9/30/2023	% Change
Salaries and employee benefits	$8,801	$9,225	(4.6)%	$8,572	2.7%	$27,244	$26,175	4.1%
Occupancy and equipment	2,261	2,300	(1.7)%	1,964	15.1%	6,919	5,779	19.7%
Professional fees	599	973	(38.4)%	685	(12.6)%	2,656	2,189	21.3%
Marketing and business promotion	667	318	109.7%	980	(31.9)%	1,304	1,555	(16.1)%
Data processing	397	495	(19.8)%	367	8.2%	1,294	1,159	11.6%
Director fees and expenses	226	221	2.3%	152	48.7%	679	549	23.7%
Regulatory assessments	309	327	(5.5)%	281	10.0%	934	818	14.2%
Other expense	1,342	1,316	2.0%	1,206	11.3%	5,099	3,364	51.6%
Total noninterest expense	$14,602	$15,175	(3.8)%	$14,207	2.8%	$46,129	$41,588	10.9%

Salaries and Employee Benefits. The decrease for the current quarter compared with the previous quarter was primarily due to decreases in bonus and vacation accruals. The increase for the current year-to-date period was primarily due to increases in salaries, bonus accrual, incentives tied to sales of SBA loans originated at loan production offices, and other employee benefits, partially offset by a decrease in vacation accrual. The number of full-time equivalent employees was 264, 265 and 270 as of September 30, 2024, June 30, 2024 and September 30, 2023, respectively.
Occupancy and Equipment. The increases for the current quarter and year-to-date period compared with the same periods of 2023 were primarily due to an expansion of headquarters location in the second half of 2023 and a relocation of a regional office and two branches into one location in Orange County, California.
Professional Fees. During the first half of 2024, the Company incurred additional professional fees related to a core system conversion, which was completed in April 2024.
Marketing and Business Promotion. The increase for the current quarter compared with the previous quarter was primarily due to an increase in advertisements. The decrease for the current quarter and year-to-date period compared with the same periods of 2023 was primarily due to an increase in advertisements in 2023 periods for the Company’s 20th anniversary celebration.
Other Expense. The increase for the year-to-date period was primarily due to a termination charge for the legacy core system of $508 thousand and an expense of $815 thousand for a reimbursement for an SBA loan guarantee previously paid by the SBA on a loan originated in 2014 that subsequently defaulted and was ultimately determined to be ineligible for the SBA guaranty during the previous quarter. The Company has retained a law firm specializing in SBA recovery demands to seek that SBA reconsider the evidence and allow the Company to recoup all or part of the reimbursement.

Balance Sheet (Unaudited)
Total assets were $2.89 billion at September 30, 2024, an increase of $36.9 million, or 1.3%, from $2.85 billion at June 30, 2024, an increase of $100.3 million, or 3.6%, from $2.79 billion at December 31, 2023, and an increase of $321.9 million, or 12.5%, from $2.57 billion at September 30, 2023. The increases for the current quarter and year-to-date period were primarily due to increases in loans held-for-investment and other assets. During the current quarter, the Company invested $5.0 million in a qualified affordable housing project for lower income tenants in California. The recorded investment amount of the investment is included in Other Assets on the Consolidated Balance Sheets (unaudited).
Loans
The following table presents a composition of total loans (includes both loans held-for-sale and loans held-for-investment) as of the dates indicated:

($ in thousands)	9/30/2024	6/30/2024	% Change	12/31/2023	% Change	9/30/2023	% Change
Commercial real estate:
Commercial property	$874,824	$852,677	2.6%	$855,270	2.3%	$814,547	7.4%
Business property	579,461	572,643	1.2%	558,772	3.7%	537,351	7.8%
Multifamily	185,485	177,657	4.4%	132,500	40.0%	132,558	39.9%
Construction	21,150	28,316	(25.3)%	24,843	(14.9)%	19,246	9.9%
Total commercial real estate	1,660,920	1,631,293	1.8%	1,571,385	5.7%	1,503,702	10.5%
Commercial and industrial	407,024	417,333	(2.5)%	342,002	19.0%	279,608	45.6%
Consumer:
Residential mortgage	383,377	384,905	(0.4)%	389,420	(1.6)%	363,369	5.5%
Other consumer	14,853	15,543	(4.4)%	20,645	(28.1)%	20,926	(29.0)%
Total consumer	398,230	400,448	(0.6)%	410,065	(2.9)%	384,295	3.6%
Loans held-for-investment	2,466,174	2,449,074	0.7%	2,323,452	6.1%	2,167,605	13.8%
Loans held-for-sale	5,170	2,959	74.7%	5,155	0.3%	6,693	(22.8)%
Total loans	$2,471,344	$2,452,033	0.8%	$2,328,607	6.1%	$2,174,298	13.7%

SBA loans included in:
Loans held-for-investment	$142,819	$144,440	(1.1)%	$145,603	(1.9)%	$129,866	10.0%
Loans held-for-sale	$5,170	$2,959	74.7%	$5,155	0.3%	$16,272	(68.2)%

The increase in loans held-for-investment for the current quarter was primarily due to new funding and advances on lines of credit of $764.7 million, partially offset by pay-downs and pay-offs of $746.8 million. The increase for the current year-to-date period was primarily due to new funding and advances on lines of credit of $1.83 billion, partially offset by pay-downs and pay-offs of $1.69 billion.
The increase in loans held-for-sale for the current quarter was primarily due to new funding of $15.9 million and a loan transferred from loan held-for-investment of $676 thousand, partially offset by sales of $14.2 million, and pay-downs and pay-offs of $174 thousand. The increase for the current year-to-date period was primarily due to new funding of $48.3 million and a loan transferred from loan held-for-investment of $676 thousand, partially offset by sales of $47.2 million, and pay-downs and pay-offs of $1.8 million.

The following table presents a composition of off-balance sheet credit exposure as of the dates indicated:

($ in thousands)	9/30/2024	6/30/2024	% Change	12/31/2023	% Change	9/30/2023	% Change
Commercial property	$3,291	$6,309	(47.8)%	$11,634	(71.7)%	$9,827	(66.5)%
Business property	12,441	11,607	7.2%	9,899	25.7%	8,388	48.3%
Multifamily	—	1,800	(100.0)%	1,800	(100.0)%	1,800	(100.0)%
Construction	17,810	22,030	(19.2)%	23,739	(25.0)%	29,293	(39.2)%
Commercial and industrial	394,428	336,121	17.3%	351,025	12.4%	283,119	39.3%
Other consumer	5,590	5,192	7.7%	3,421	63.4%	271	1,962.7%
Total commitments to extend credit	433,560	383,059	13.2%	401,518	8.0%	332,698	30.3%
Letters of credit	6,673	6,808	(2.0)%	6,583	1.4%	6,083	9.7%
Total off-balance sheet credit exposure	$440,233	$389,867	12.9%	$408,101	7.9%	$338,781	29.9%

Credit Quality
The following table presents a summary of non-performing loans and assets, and classified assets as of the dates indicated:

($ in thousands)	9/30/2024	6/30/2024	% Change	12/31/2023	% Change	9/30/2023	% Change
Nonaccrual loans
Commercial real estate:
Commercial property	$1,633	$1,804	(9.5)%	$958	70.5%	$686	138.0%
Business property	2,367	2,440	(3.0)%	2,865	(17.4)%	2,964	(20.1)%
Multifamily	2,038	2,038	—%	—	NM	—	NM
Total commercial real estate	6,038	6,282	(3.9)%	3,823	57.9%	3,650	65.4%
Commercial and industrial	124	112	10.7%	68	82.4%	72	72.2%
Consumer:
Residential mortgage	414	1,100	(62.4)%	—	NM	—	NM
Other consumer	38	6	533.3%	25	52.0%	8	375.0%
Total consumer	452	1,106	(59.1)%	25	1,708.0%	8	5,550.0%
Total nonaccrual loans held-for-investment	6,614	7,500	(11.8)%	3,916	68.9%	3,730	77.3%
Loans past due 90 days or more and still accruing	—	—	—%	—	—%	—	—%
Non-performing loans (“NPLs”)	6,614	7,500	(11.8)%	3,916	68.9%	3,730	77.3%
NPLs held-for-sale	—	—	—%	—	—%	—	—%
Total NPLs	6,614	7,500	(11.8)%	3,916	68.9%	3,730	77.3%
Other real estate owned (“OREO”)	466	—	NM	2,558	(81.8)%	—	NM
Non-performing assets (“NPAs”)	$7,080	$7,500	(5.6)%	$6,474	9.4%	$3,730	89.8%
Loans past due and still accruing
Past due 30 to 59 days	$2,973	$2,245	32.4%	$1,394	113.3%	$654	354.6%
Past due 60 to 89 days	21	41	(48.8)%	34	(38.2)%	54	(61.1)%
Past due 90 days or more	—	—	—%	—	—%	—	—%
Total loans past due and still accruing	$2,994	$2,286	31.0%	1,428	109.7%	$708	322.9%
Special mention loans	$5,057	$5,080	(0.5)%	$5,156	(1.9)%	$5,281	(4.2)%
Classified assets
Classified loans held-for-investment	$8,860	$9,752	(9.1)%	$7,000	26.6%	$6,742	31.4%
Classified loans held-for-sale	—	—	—%	—	—%	—	—%
OREO	466	—	NM	2,558	(81.8)%	—	NM
Classified assets	$9,326	$9,752	(4.4)%	$9,558	(2.4)%	$6,742	38.3%
NPLs to loans held-for-investment	0.27%	0.31%		0.17%		0.17%
NPAs to total assets	0.24%	0.26%		0.23%		0.15%
Classified assets to total assets	0.32%	0.34%		0.34%		0.26%

Allowance for Credit Losses
The following table presents activities in ACL for the periods indicated:

	Three Months Ended					Nine Months Ended
($ in thousands)	9/30/2024	6/30/2024	% Change	9/30/2023	% Change	9/30/2024	9/30/2023	% Change
ACL on loans
Balance at beginning of period	$28,747	$28,332	1.5%	$24,867	15.6%	$27,533	$24,942	10.4%
Impact of ASC 326 adoption	—	—	NM	—	NM	—	1,067	NM
Charge-offs	(111)	—	—%	(112)	(0.9)%	(296)	(119)	148.7%
Recoveries	101	86	17.4%	22	359.1%	249	1,147	(78.3)%
Provision (reversal) for credit losses on loans	193	329	(41.3)%	822	(76.5)%	1,444	(1,438)	(200.4)%
Balance at end of period	$28,930	$28,747	0.6%	$25,599	13.0%	$28,930	$25,599	13.0%
Percentage to loans held-for-investment at end of period	1.17%	1.17%		1.18%		1.17%	1.18%
ACL on off-balance sheet credit exposure
Balance at beginning of period	$1,375	$1,445	(4.8)%	$1,585	(13.2)%	$1,277	$299	327.1%
Impact of ASC 326 adoption	—	—	NM	—	NM	—	1,607	NM
Provision (reversal) for credit losses on off-balance sheet credit exposure	(143)	(70)	104.3%	(71)	101.4%	(45)	(392)	(88.5)%
Balance at end of period	$1,232	$1,375	(10.4)%	$1,514	(18.6)%	$1,232	$1,514	(18.6)%

On January 1, 2023, the Company adopted the provisions of ASC 326 through the application of the modified retrospective transition approach. The initial adjustment to the ACL reflected the expected lifetime credit losses associated with the composition of financial assets within the scope of ASC 326 as of January 1, 2023, as well as management’s current expectation of future economic conditions. The Company recorded a net decrease of $1.9 million to the beginning balance of retained earnings as of January 1, 2023 for the cumulative effect adjustment, reflecting an initial adjustment to the ACL on loans of $1.1 million and the ACL on off-balance sheet credit exposures of $1.6 million, net of related deferred tax assets arising from temporary differences of $788 thousand.
Investment Securities
Total investment securities were $147.6 million at September 30, 2024, a decrease of $374 thousand, or 0.3%, from $148.0 million at June 30, 2024, but an increase of $4.3 million, 3.0%, from $143.3 million at December 31, 2023 and an increase of $8.4 million, or 6.0%, from $139.2 million at September 30, 2023. The decrease for the current quarter was primarily due to principal pay-downs of $5.6 million and net premium amortization of $41 thousand, partially offset by a fair value increase of $5.3 million. The increase for the current year-to-date period was primarily due to purchases of $14.8 million and a fair value increase of $3.5 million, partially offset by principal pay-downs of $13.9 million and net premium amortization of $123 thousand.

Deposits
The following table presents the Company’s deposit mix as of the dates indicated:

	9/30/2024		6/30/2024		12/31/2023		9/30/2023
($ in thousands)	Amount	% to Total	Amount	% to Total	Amount	% to Total	Amount	% to Total
Noninterest-bearing demand deposits	$540,068	22.0%	$543,538	22.6%	$594,673	25.3%	$611,021	27.9%
Interest-bearing deposits
Savings	5,718	0.2%	7,821	0.3%	6,846	0.3%	6,846	0.3%
NOW	15,873	0.6%	18,346	0.8%	16,825	0.7%	16,076	0.7%
Retail money market accounts	470,347	19.1%	457,760	18.9%	397,531	16.8%	436,115	19.8%
Brokered money market accounts	1	0.1%	1	0.1%	1	0.1%	1	0.1%
Retail time deposits of
$250,000 or less	492,430	20.0%	475,923	19.8%	456,293	19.4%	406,407	18.5%
More than $250,000	580,166	23.6%	559,832	23.2%	515,702	21.9%	454,406	20.8%
State and brokered time deposits	355,079	14.4%	343,033	14.3%	363,741	15.5%	261,257	11.9%
Total interest-bearing deposits	1,919,614	78.0%	1,862,716	77.4%	1,756,939	74.7%	1,581,108	72.1%
Total deposits	$2,459,682	100.0%	$2,406,254	100.0%	$2,351,612	100.0%	$2,192,129	100.0%

Estimated total deposits not covered by deposit insurance	$1,042,366	42.4%	$1,020,963	42.4%	$954,591	40.6%	$983,851	44.9%

Total retail deposits were $2.10 billion at September 30, 2024, an increase of $41.4 million, or 2.0%, from $2.06 billion at June 30, 2024, an increase of $116.7 million, or 5.9%, from $1.99 billion at December 31, 2023, and an increase of $173.7 million, or 9.0%, from $1.93 billion at September 30, 2023.
The increase in retail time deposits for the current quarter was primarily due to new accounts of $76.6 million, renewals of the matured accounts of $117.9 million and balance increases of $9.5 million, partially offset by matured and closed accounts of $167.1 million. The increase for the current year-to-date period was primarily due to new accounts of $272.7 million, renewals of the matured accounts of $560.4 million and balance increases of $28.4 million, partially offset by matured and closed accounts of $760.8 million.
Liquidity
The following table presents a summary of the Company’s liquidity position as of the dates indicated:

($ in thousands)	9/30/2024	12/31/2023	% Change
Cash and cash equivalents	$193,064	$242,342	(20.3)%
Cash and cash equivalents to total assets	6.7%	8.7%

Available borrowing capacity
FHLB advances	$702,986	$602,976	16.6%
Federal Reserve Discount Window	578,713	528,893	9.4%
Overnight federal funds lines	65,000	65,000	—%
Total	$1,346,699	$1,196,869	12.5%
Total available borrowing capacity to total assets	46.6%	42.9%

Shareholders’ Equity
Shareholders’ equity was $362.3 million at September 30, 2024, an increase of $8.8 million, or 2.5%, from $353.5 million at June 30, 2024, an increase of $13.4 million, or 3.8%, from $348.9 million at December 31, 2023, and an increase of $20.4 million, or 6.0%, from $341.9 million at September 30, 2023. The increase for the current quarter was primarily due to net income and a decrease in accumulated other comprehensive loss of $3.7 million, partially offset by cash dividends declared on common stock of $2.6 million and preferred stock dividends of $346 thousand. The increase for the current year-to-date period was primarily due to net income and a decrease in accumulated other comprehensive loss of $2.5 million, partially offset by cash dividends declared on common stock of $7.7 million, preferred stock dividends of $488 thousand, and repurchase of common stock of $222 thousand.
Stock Repurchases
In 2023, the Company repurchased and retired 512,657 shares of common stock at a weighted-average price of $17.22, totaling $8.8 million. During the current year-to-date period, the Company repurchased and retired 14,947 shares of common stock at a weighted-average price of $14.88, totaling $222 thousand. As of September 30, 2024, the Company is authorized to purchase 577,777 additional shares under its current stock repurchase program, which expires on August 2, 2025.
Series C Preferred Stock
On May 24, 2022, the Company issued 69,141 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series C, liquidation preference of $1,000 per share (“Series C Preferred Stock”) for the capital investment of $69.1 million from the U.S. Treasury under the Emergency Capital Investment Program (“ECIP”). The ECIP investment is treated as tier 1 capital for regulatory capital purposes.
The Series C Preferred Stock bore no dividend for the first 24 months following the investment date. Thereafter, the dividend rate will be determined quarterly based on the lending growth criteria listed in the terms of the ECIP investment with an annual dividend rate of up to 2%. After the tenth anniversary of the investment date, the dividend rate will be fixed based on the average annual amount of lending in years 2 through 10.
The Company began paying quarterly dividends on the Series C Preferred Stock at an annualized dividend rate of 2% in the second quarter of 2024. The dividends totaled $346 thousand and $488 thousand for the current quarter and year-to-date period, respectively.
Capital Ratios
Based on the Federal Reserve’s Small Bank Holding Company policy, the Company is not currently subject to consolidated minimum capital measurements. At such time as the Company reaches the $3 billion asset level, it will be subject to consolidated capital requirements independent of the Bank. For comparison purposes, the Company’s capital ratios are included in following table, which presents capital ratios for the Company and the Bank as of the dates indicated:

	9/30/2024	6/30/2024	12/31/2023	9/30/2023	Well Capitalized Minimum Requirements
PCB Bancorp
Common tier 1 capital (to risk-weighted assets)	11.92%	11.91%	12.23%	13.07%	N/A
Total capital (to risk-weighted assets)	15.88%	15.94%	16.39%	17.48%	N/A
Tier 1 capital (to risk-weighted assets)	14.68%	14.71%	15.16%	16.24%	N/A
Tier 1 capital (to average assets)	12.79%	12.66%	13.43%	13.76%	N/A
PCB Bank
Common tier 1 capital (to risk-weighted assets)	14.33%	14.38%	14.85%	15.87%	6.5%
Total capital (to risk-weighted assets)	15.54%	15.60%	16.07%	17.11%	10.0%
Tier 1 capital (to risk-weighted assets)	14.33%	14.38%	14.85%	15.87%	8.0%
Tier 1 capital (to average assets)	12.49%	12.37%	13.16%	13.44%	5.0%

About PCB Bancorp
PCB Bancorp is the bank holding company for PCB Bank, a California state chartered bank, offering a full suite of commercial banking services to small to medium-sized businesses, individuals and professionals, primarily in Southern California, and predominantly in Korean-American and other minority communities.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control, including but not limited to the health of the national and local economies including the impact to the Company and its customers resulting from changes to, and the level of, inflation and interest rates; the Company’s ability to maintain and grow its deposit base; loan demand and continued portfolio performance; the impact of adverse developments at other banks, including bank failures, that impact general sentiment regarding the stability and liquidity of banks that could affect the Company’s liquidity, financial performance and stock price; changes to valuations of the Company’s assets and liabilities including the allowance for credit losses, earning assets, and intangible assets; changes to the availability of liquidity sources including borrowing lines and the ability to pledge or sell certain assets; the Company's ability to attract and retain skilled employees; customers' service expectations; cyber security risks; the Company's ability to successfully deploy new technology; acquisitions and branch and loan production office expansions; operational risks including the ability to detect and prevent errors and fraud; the effectiveness of the Company’s enterprise risk management framework; costs related to litigation; changes in laws, rules, regulations, or interpretations to which the Company is subject; the effects of severe weather events, pandemics, other public health crises, acts of war or terrorism, and other external events on our business. These and other important factors are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and other filings the Company makes with the SEC, which are available at the SEC’s Internet site (http://www.sec.gov) or from the Company without charge. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise, except as required by law.
Contact:
Timothy Chang
Executive Vice President & Chief Financial Officer
213-210-2000

PCB Bancorp and Subsidiary
Consolidated Balance Sheets (Unaudited)
($ in thousands, except share and per share data)

	9/30/2024	6/30/2024	% Change	12/31/2023	% Change	9/30/2023	% Change
Assets
Cash and due from banks	$29,981	$23,247	29.0%	$26,518	13.1%	$22,691	32.1%
Interest-bearing deposits in other financial institutions	163,083	154,383	5.6%	215,824	(24.4)%	169,659	(3.9)%
Total cash and cash equivalents	193,064	177,630	8.7%	242,342	(20.3)%	192,350	0.4%
Securities available-for-sale, at fair value	147,635	148,009	(0.3)%	143,323	3.0%	139,218	6.0%
Loans held-for-sale	5,170	2,959	74.7%	5,155	0.3%	6,693	(22.8)%
Loans held-for-investment	2,466,174	2,449,074	0.7%	2,323,452	6.1%	2,167,605	13.8%
Allowance for credit losses on loans	(28,930)	(28,747)	0.6%	(27,533)	5.1%	(25,599)	13.0%
Net loans held-for-investment	2,437,244	2,420,327	0.7%	2,295,919	6.2%	2,142,006	13.8%
Premises and equipment, net	8,414	8,923	(5.7)%	5,999	40.3%	6,229	35.1%
Federal Home Loan Bank and other bank stock	14,042	14,042	—%	12,716	10.4%	12,716	10.4%
Other real estate owned, net	466	—	NM	2,558	(81.8)%	—	NM
Bank-owned life insurance	31,520	31,281	0.8%	30,817	2.3%	30,615	3.0%
Deferred tax assets, net	—	—	—%	—	—%	4,486	(100.0)%
Servicing assets	5,902	6,205	(4.9)%	6,666	(11.5)%	6,920	(14.7)%
Operating lease assets	17,932	17,609	1.8%	18,913	(5.2)%	5,626	218.7%
Accrued interest receivable	9,896	10,464	(5.4)%	9,468	4.5%	8,731	13.3%
Other assets	18,548	15,515	19.5%	15,630	18.7%	12,384	49.8%
Total assets	$2,889,833	$2,852,964	1.3%	$2,789,506	3.6%	$2,567,974	12.5%
Liabilities
Deposits
Noninterest-bearing demand	$540,068	$543,538	(0.6)%	$594,673	(9.2)%	$611,021	(11.6)%
Savings, NOW and money market accounts	491,939	483,928	1.7%	421,203	16.8%	459,038	7.2%
Time deposits of $250,000 or less	787,509	758,956	3.8%	760,034	3.6%	607,664	29.6%
Time deposits of more than $250,000	640,166	619,832	3.3%	575,702	11.2%	514,406	24.4%
Total deposits	2,459,682	2,406,254	2.2%	2,351,612	4.6%	2,192,129	12.2%
Other short-term borrowings	—	4,000	(100.0)%	—	—%	—	—%
Federal Home Loan Bank advances	—	32,000	(100.0)%	39,000	(100.0)%	—	—%
Deferred tax liabilities, net	1,168	577	102.4%	876	33.3%	—	NM
Operating lease liabilities	19,301	18,939	1.9%	20,137	(4.2)%	5,852	229.8%
Accrued interest payable and other liabilities	47,382	37,725	25.6%	29,009	63.3%	28,141	68.4%
Total liabilities	2,527,533	2,499,495	1.1%	2,440,634	3.6%	2,226,122	13.5%
Commitments and contingent liabilities
Shareholders’ equity
Preferred stock	69,141	69,141	—%	69,141	—%	69,141	—%
Common stock	142,926	142,698	0.2%	142,563	0.3%	143,401	(0.3)%
Retained earnings	156,680	151,781	3.2%	146,092	7.2%	142,750	9.8%
Accumulated other comprehensive loss, net	(6,447)	(10,151)	(36.5)%	(8,924)	(27.8)%	(13,440)	(52.0)%
Total shareholders’ equity	362,300	353,469	2.5%	348,872	3.8%	341,852	6.0%
Total liabilities and shareholders’ equity	$2,889,833	$2,852,964	1.3%	$2,789,506	3.6%	$2,567,974	12.5%

Outstanding common shares	14,266,725	14,254,024		14,260,440		14,319,014
Book value per common share (1)	$25.39	$24.80		$24.46		$23.87
TCE per common share (2)	$20.55	$19.95		$19.62		$19.05
Total loan to total deposit ratio	100.47%	101.90%		99.02%		99.19%
Noninterest-bearing deposits to total deposits	21.96%	22.59%		25.29%		27.87%

(1)The ratios are calculated by dividing total shareholders’ equity by the number of outstanding common shares. The Company did not have any intangible equity components for the presented periods.
(2)Non-GAAP. See “Non-GAAP Measures” for reconciliation of this measure to its most comparable GAAP measure.

PCB Bancorp and Subsidiary
Consolidated Statements of Income (Unaudited)
($ in thousands, except share and per share data)

	Three Months Ended					Nine Months Ended
	9/30/2024	6/30/2024	% Change	9/30/2023	% Change	9/30/2024	9/30/2023	% Change
Interest and dividend income
Loans, including fees	$42,115	$40,626	3.7%	$34,651	21.5%	$121,992	$98,840	23.4%
Investment securities	1,384	1,310	5.6%	1,170	18.3%	3,940	3,408	15.6%
Other interest-earning assets	2,499	3,009	(16.9)%	3,031	(17.6)%	8,566	7,978	7.4%
Total interest income	45,998	44,945	2.3%	38,852	18.4%	134,498	110,226	22.0%
Interest expense
Deposits	23,057	22,536	2.3%	16,403	40.6%	67,560	43,437	55.5%
Other borrowings	222	674	(67.1)%	—	NM	1,485	209	610.5%
Total interest expense	23,279	23,210	0.3%	16,403	41.9%	69,045	43,646	58.2%
Net interest income	22,719	21,735	4.5%	22,449	1.2%	65,453	66,580	(1.7)%
Provision (reversal) for credit losses	50	259	(80.7)%	751	(93.3)%	1,399	(1,830)	NM
Net interest income after provision (reversal) for credit losses	22,669	21,476	5.6%	21,698	4.5%	64,054	68,410	(6.4)%
Noninterest income
Gain on sale of loans	750	763	(1.7)%	689	8.9%	2,591	2,767	(6.4)%
Service charges and fees on deposits	399	364	9.6%	371	7.5%	1,141	1,084	5.3%
Loan servicing income	786	799	(1.6)%	851	(7.6)%	2,504	2,579	(2.9)%
Bank-owned life insurance income	239	236	1.3%	187	27.8%	703	551	27.6%
Other income	446	323	38.1%	404	10.4%	1,111	1,199	(7.3)%
Total noninterest income	2,620	2,485	5.4%	2,502	4.7%	8,050	8,180	(1.6)%
Noninterest expense
Salaries and employee benefits	8,801	9,225	(4.6)%	8,572	2.7%	27,244	26,175	4.1%
Occupancy and equipment	2,261	2,300	(1.7)%	1,964	15.1%	6,919	5,779	19.7%
Professional fees	599	973	(38.4)%	685	(12.6)%	2,656	2,189	21.3%
Marketing and business promotion	667	318	109.7%	980	(31.9)%	1,304	1,555	(16.1)%
Data processing	397	495	(19.8)%	367	8.2%	1,294	1,159	11.6%
Director fees and expenses	226	221	2.3%	152	48.7%	679	549	23.7%
Regulatory assessments	309	327	(5.5)%	281	10.0%	934	818	14.2%
Other expense	1,342	1,316	2.0%	1,206	11.3%	5,099	3,364	51.6%
Total noninterest expense	14,602	15,175	(3.8)%	14,207	2.8%	46,129	41,588	10.9%
Income before income taxes	10,687	8,786	21.6%	9,993	6.9%	25,975	35,002	(25.8)%
Income tax expense	2,873	2,505	14.7%	2,970	(3.3)%	7,195	10,205	(29.5)%
Net income	7,814	6,281	24.4%	7,023	11.3%	18,780	24,797	(24.3)%
Preferred stock dividends	346	142	143.7%	—	NM	488	—	NM
Net income available to common shareholders	$7,468	$6,139	21.6%	$7,023	6.3%	$18,292	$24,797	(26.2)%
Earnings per common share
Basic	$0.52	$0.43		$0.49		$1.28	$1.73
Diluted	$0.52	$0.43		$0.49		$1.27	$1.71
Average common shares
Basic	14,241,014	14,237,083		14,294,802		14,237,851	14,327,930
Diluted	14,356,384	14,312,949		14,396,216		14,328,510	14,441,960
Dividend paid per common share	$0.18	$0.18		$0.18		$0.54	$0.51
Return on average assets (1)	1.08%	0.89%		1.09%		0.88%	1.32%
Return on average shareholders’ equity (1)	8.70%	7.19%		8.12%		7.11%	9.77%
Return on average TCE (1), (2)	10.31%	8.75%		10.17%		8.61%	12.27%
Efficiency ratio (3)	57.63%	62.65%		56.94%		62.76%	55.63%

(1)Ratios are presented on an annualized basis.
(2)Non-GAAP. See “Non-GAAP Measures” for reconciliation of this measure to its most comparable GAAP measure.
(3)The ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Three Months Ended
	9/30/2024			6/30/2024			9/30/2023
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)
Assets
Interest-earning assets
Total loans (1)	$2,456,015	$42,115	6.82%	$2,414,824	$40,626	6.77%	$2,137,184	$34,651	6.43%
Mortgage-backed securities	111,350	1,000	3.57%	104,538	911	3.50%	98,534	750	3.02%
Collateralized mortgage obligation	22,661	244	4.28%	22,992	249	4.36%	24,959	262	4.16%
SBA loan pool securities	6,571	69	4.18%	6,891	74	4.32%	7,842	81	4.10%
Municipal bonds (2)	2,698	24	3.54%	3,238	29	3.60%	3,602	30	3.30%
Corporate bonds	4,248	47	4.40%	4,157	47	4.55%	4,056	47	4.60%
Other interest-earning assets	175,711	2,499	5.66%	213,428	3,009	5.67%	219,115	3,031	5.49%
Total interest-earning assets	2,779,254	45,998	6.58%	2,770,068	44,945	6.53%	2,495,292	38,852	6.18%
Noninterest-earning assets
Cash and due from banks	24,098			23,057			21,298
ACL on loans	(28,797)			(28,372)			(24,869)
Other assets	92,152			88,399			71,512
Total noninterest-earning assets	87,453			83,084			67,941
Total assets	$2,866,707			$2,853,152			$2,563,233
Liabilities and Shareholders’ Equity
Interest-bearing liabilities
Deposits
NOW and money market accounts	$496,158	5,129	4.11%	$473,557	4,876	4.14%	$481,341	4,398	3.62%
Savings	6,204	4	0.26%	6,899	4	0.23%	7,197	4	0.22%
Time deposits	1,390,644	17,924	5.13%	1,383,167	17,656	5.13%	1,073,044	12,001	4.44%
Total interest-bearing deposits	1,893,006	23,057	4.85%	1,863,623	22,536	4.86%	1,561,582	16,403	4.17%
Other borrowings	15,848	222	5.57%	48,462	674	5.59%	—	—	—%
Total interest-bearing liabilities	1,908,854	23,279	4.85%	1,912,085	23,210	4.88%	1,561,582	16,403	4.17%
Noninterest-bearing liabilities
Noninterest-bearing demand	534,761			535,508			626,738
Other liabilities	65,716			54,338			31,769
Total noninterest-bearing liabilities	600,477			589,846			658,507
Total liabilities	2,509,331			2,501,931			2,220,089
Total shareholders’ equity	357,376			351,221			343,144
Total liabilities and shareholders’ equity	$2,866,707			$2,853,152			$2,563,233
Net interest income		$22,719			$21,735			$22,449
Net interest spread (3)			1.73%			1.65%			2.01%
Net interest margin (4)			3.25%			3.16%			3.57%
Total deposits	$2,427,767	$23,057	3.78%	$2,399,131	$22,536	3.78%	$2,188,320	$16,403	2.97%
Total funding (5)	$2,443,615	$23,279	3.79%	$2,447,593	$23,210	3.81%	$2,188,320	$16,403	2.97%

(1)Total loans include both loans held-for-sale and loans held-for-investment.
(2)The yield on municipal bonds has not been computed on a tax-equivalent basis.
(3)Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.
(4)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.
(5)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.
(6)Annualized.

PCB Bancorp and Subsidiary
Average Balance, Average Yield, and Average Rate (Unaudited)
($ in thousands)

	Nine Months Ended
	9/30/2024			9/30/2023
	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)	Average Balance	Interest Income/ Expense	Avg. Yield/Rate(6)
Assets
Interest-earning assets
Total loans (1)	$2,413,777	$121,992	6.75%	$2,102,600	$98,840	6.29%
Mortgage-backed securities	105,933	2,750	3.47%	98,364	2,146	2.92%
Collateralized mortgage obligation	23,137	747	4.31%	25,970	780	4.02%
SBA loan pool securities	6,925	221	4.26%	8,406	244	3.88%
Municipal bonds (2)	3,077	81	3.52%	4,017	97	3.23%
Corporate bonds	4,211	141	4.47%	4,300	141	4.38%
Other interest-earning assets	201,951	8,566	5.67%	206,720	7,978	5.16%
Total interest-earning assets	2,759,011	134,498	6.51%	2,450,377	110,226	6.01%
Noninterest-earning assets
Cash and due from banks	22,845			21,069
ACL on loans	(28,251)			(25,438)
Other assets	89,784			72,616
Total noninterest-earning assets	84,378			68,247
Total assets	$2,843,389			$2,518,624
Liabilities and Shareholders’ Equity
Interest-bearing liabilities
Deposits
NOW and money market accounts	$474,584	14,670	4.13%	$477,605	11,772	3.30%
Savings	6,432	12	0.25%	7,684	14	0.24%
Time deposits	1,380,379	52,878	5.12%	1,015,234	31,651	4.17%
Total interest-bearing deposits	1,861,395	67,560	4.85%	1,500,523	43,437	3.87%
Other borrowings	35,427	1,485	5.60%	5,212	209	5.36%
Total interest-bearing liabilities	1,896,822	69,045	4.86%	1,505,735	43,646	3.88%
Noninterest-bearing liabilities
Noninterest-bearing demand	537,682			647,258
Other liabilities	56,019			26,208
Total noninterest-bearing liabilities	593,701			673,466
Total liabilities	2,490,523			2,179,201
Total shareholders’ equity	352,866			339,423
Total liabilities and shareholders’ equity	$2,843,389			$2,518,624
Net interest income		$65,453			$66,580
Net interest spread (3)			1.65%			2.13%
Net interest margin (4)			3.17%			3.63%
Total deposits	$2,399,077	$67,560	3.76%	$2,147,781	$43,437	2.70%
Total funding (5)	$2,434,504	$69,045	3.79%	$2,152,993	$43,646	2.71%

(1)Total loans include both loans held-for-sale and loans held-for-investment.
(2)The yield on municipal bonds has not been computed on a tax-equivalent basis.
(3)Net interest spread is calculated by subtracting average rate on interest-bearing liabilities from average yield on interest-earning assets.
(4)Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets.
(5)Total funding is the sum of interest-bearing liabilities and noninterest-bearing deposits. The cost of total funding is calculated as annualized total interest expense divided by average total funding.
(6)Annualized.

PCB Bancorp and Subsidiary
Non-GAAP Measures
($ in thousands)
Return on average tangible common equity, tangible common equity per common share and tangible common equity to total assets ratios
The Company's TCE is calculated by subtracting preferred stock from shareholders’ equity. The Company does not have any intangible assets for the presented periods. Return on average TCE, TCE per common share, and TCE to total assets constitute supplemental financial information determined by methods other than in accordance with GAAP. These non-GAAP measures are used by management in its analysis of the Company's performance. These non-GAAP measures should not be viewed as substitutes for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP measures that may be presented by other companies. The following tables provide reconciliations of the non-GAAP measures with financial measures defined by GAAP.

($ in thousands)		Three Months Ended			Nine Months Ended
		9/30/2024	6/30/2024	9/30/2023	9/30/2024	9/30/2023
Average total shareholders' equity	(a)	$357,376	$351,221	$343,144	$352,866	$339,423
Less: average preferred stock	(b)	69,141	69,141	69,141	69,141	69,141
Average TCE	(c)=(a)-(b)	$288,235	$282,080	$274,003	$283,725	$270,282
Net income	(d)	$7,814	$6,281	$7,023	$18,780	$24,797
Return on average shareholder's equity (1)	(d)/(a)	8.70%	7.19%	8.12%	7.11%	9.77%
Net income available to common shareholders	(e)	$7,468	$6,139	$7,023	$18,292	$24,797
Return on average TCE (1)	(e)/(c)	10.31%	8.75%	10.17%	8.61%	12.27%

(1) Annualized.

($ in thousands, except per share data)		9/30/2024	6/30/2024	12/31/2023	9/30/2023
Total shareholders' equity	(a)	$362,300	$353,469	$348,872	$341,852
Less: preferred stock	(b)	69,141	69,141	69,141	69,141
TCE	(c)=(a)-(b)	$293,159	$284,328	$279,731	$272,711
Outstanding common shares	(d)	14,266,725	14,254,024	14,260,440	14,319,014
Book value per common share	(a)/(d)	$25.39	$24.80	$24.46	$23.87
TCE per common share	(c)/(d)	$20.55	$19.95	$19.62	$19.05
Total assets	(e)	$2,889,833	$2,852,964	$2,789,506	$2,567,974
Total shareholders' equity to total assets	(a)/(e)	12.54%	12.39%	12.51%	13.31%
TCE to total assets	(c)/(e)	10.14%	9.97%	10.03%	10.62%